UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2026

 GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
As previously reported, on March 5, 2025, two of the regulated subsidiaries of Global Water Resources, Inc. (the “Company”), Global Water – Santa Cruz Water Company, Inc. (“GW-Santa Cruz”) and Global Water – Palo Verde Utilities Company, Inc. (“GW-Palo Verde”), each filed a rate case application and related schedules with the Arizona Corporation Commission (the “ACC”) for, among other things, increased water and wastewater rates, respectively. Additionally, on April 14, 2026, GW-Santa Cruz, GW-Palo Verde, Residential Utility Consumer Office (“RUCO”), and the ACC Utilities Division (the “Staff”) filed a Notice of Settlement and Request to Modify Procedural Schedule relating to the settlement of the rate cases.
On April 28, 2026, GW-Santa Cruz, GW-Palo Verde, RUCO, and the Staff entered into a settlement agreement (the “Settlement Agreement”) detailing the terms upon which the parties have agreed to bifurcate and settle the rate cases. Pursuant to the Settlement Agreement, the parties have agreed to, among other things:
•an increase in GW-Santa Cruz’s annual revenue requirement of approximately $2.3 million with a capital structure of 55% common equity/45% debt and a return on equity of 9.6%;
•a requested effective date of the new rates for GW-Santa Cruz of November 1, 2026; and
•the withdrawal of the GW-Palo Verde rate case, with the agreement that GW-Palo Verde will refile its rate application in 2027 using a 2026 test year without seeking formula rates.
Additionally, GW-Palo Verde has agreed to seek an amendment to Decision No. 79424 (July 18, 2024) issued by the ACC to increase the amount of the temporary bill credit for customers related to the Company’s premature revenue collection. The Settlement Agreement provides that the increase to the temporary bill credit is anticipated to coincide with new rates described above for GW-Santa Cruz going into effect and is expected to reduce revenue by approximately $0.4 million annually. The parties have also agreed that the final resolution relating to this bill credit will be addressed in GW-Palo Verde’s 2027 rate case.
The Settlement Agreement remains subject to the approval of the ACC, and there can be no assurance that the ACC will approve the Settlement Agreement in the form filed or modify provisions.
The foregoing summary of the terms of the Settlement Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.
Item 8.01    Other Events.
On April 28, 2026, the Company issued a press release announcing the Settlement Agreement, which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of federal securities laws and which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the Company’s plans, expectations and estimates relating to the terms of the Settlement Agreement. These statements may be identified by the use of words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, such as those described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Settlement Agreement, dated April 28, 2026, by and among Global Water – Santa Cruz Water Company, Inc., Global Water – Palo Verde Utilities Company, Inc., Residential Utility Consumer Office, and Arizona Corporation Commission Utilities Division

99.1	Press Release, dated April 28, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: April 30, 2026	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer